Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 97 to the Registration Statement on Form N–1A of Variable Insurance Products Fund: VIP Equity-Income Portfolio, VIP Overseas Portfolio and VIP Stock Selector All Cap Portfolio of our reports dated February 10, 2023; VIP Growth Portfolio of our report dated February 14, 2023; VIP Floating Rate High Income Portfolio and VIP High Income Portfolio of our reports dated February 17, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2022.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 13, 2023